Exhibit 99.1

Kellogg Company News
For release:	February 5, 2013
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY REPORTS EARNINGS PER SHARE AT THE HIGH END OF

GUIDANCE FOR 2012 AND REAFFIRMS GUIDANCE FOR 2013 GROWTH

Comparisons to Previous 2012 Guidance

•	Results in line with guidance.

•	Full-year internal net sales growth* of 2.5 percent; reported net sales growth of 7.6 percent.

•	Full-year comparable internal operating profit growth* declined by 5.9 percent; this measure excludes all items which affect comparability. Reported operating profit was up 9.5 percent.

•

Full-year comparable EPS* of $3.28, at the high end of previous guidance; includes $0.09 of integration costs (net of one-time benefits) related to the acquisition of Pringles. Excluding this, EPS was $3.37. Reported EPS was $2.67.

* Internal net sales growth, comparable internal operating profit growth and comparable EPS are non-GAAP financial measures. See the tables herein for important information about these measures and a full reconciliation to the most comparable GAAP measure.

Changes Related to Accounting for Pensions and Post-Retirement Benefit Plans

In an effort to increase the visibility into financial results, the company has chosen to adopt a new method for accounting for pensions; this change has no impact on cash flow. As a consequence of the change, the company recognized a year-end mark-to-market charge and removed pension-related amortization expense from results. These changes impacted both operating profit and earnings per share. Tables with revised historical figures for fiscal 2011 and fiscal 2012 are provided in this release.

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that fourth quarter reported net sales increased to $3.6 billion, an 18.2 percent increase from the fourth quarter of 2011. Internal net sales, which exclude the effects of foreign currency translation, acquisitions, divestitures and integration costs, increased by 5.3 percent. Full-year 2012 reported net sales increased by 7.6 percent to $14.2 billion, an increase of $999 million from the full-year 2011 results. Full-year internal net sales increased by 2.5 percent.

Reported operating profit (which includes the impact of the accounting change) was $3.0 million in the fourth-quarter of 2012 and $1.6 billion for the full year. Comparable internal

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operating profit, which excludes the impact of changes to the accounting for pensions and post-retirement plans, the effects of foreign currency translation, acquisitions, divestitures and integration costs declined by 7.6 percent. This decline was the result of continued inflation in cost of goods sold, a double-digit increase in investment in brand building, and the timing of up-front costs. Full-year comparable internal operating profit declined by 5.9 percent. This decline was as anticipated and resulted from continued high-levels of inflation in cost of goods sold, a limited recall in the third quarter of 2012, and increased investment in brand building.

Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts – Reported Operating Profit to Underlying Operating Profit

(millions)

	Quarter ended		Year-to-date period ended
	December 29, 2012	December 31, 2011 (a)	December 29, 2012	December 31, 2011 (a)
Reported Operating Profit	$2.9	$(237.9)	$1,561.8	$1,427.0
Mark-to-market (b)	(401.3)	(664.4)	(451.9)	(681.7)

Adjusted Operating Profit (c)	$404.2	$426.5	$2,013.7	$2,108.7
Impact of Changes to Pension Accounting (d)	19.2	30.0	129.3	132.7

Comparable Operating Profit before Accounting Change (e)	$385.0	$396.5	$1,884.4	$1,976.0
Pringles Integration costs	(27.0)	—	(76.8)	—

Underlying Operating Profit (f)	$412.0	$396.5	$1,961.2	$1,976.0

(a)	Financial results for the quarter and year-to-date periods ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefits accounting.
(b)	Actuarial gains/losses are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points resulting in a net loss. The loss in 2011 resulted from actual asset returns being less than expected and a decline in discount rates.
(c)	Adjusted Operating Profit is a non-GAAP measure that excludes the impact of pension and post-retirement benefits mark-to-market entries and will act as the 2012 base for future comparisons.
(d)	Primarily amortization of actuarial gains and losses not included in reported amounts. This adjustment is necessary to provide visibility into comparable operating profit (non-GAAP).
(e)	Comparable Operating Profit calculated to correspond to previously provided guidance and is a non-GAAP measure.
(f)	Underlying Operating Profit (non-GAAP) eliminates the impact resulting from the adoption of new pension and post-retirement benefits accounting and the impact of integration costs related to the Pringles business.

Reported earnings (which include the impact of the accounting change) were $(0.09) per share in the fourth quarter and $2.67 per share for the full year. Earnings per share were impacted by changes in the accounting for pension and post-retirement benefit plans. Full-year comparable earnings before accounting change (non-GAAP) were $3.28 per share, a decrease of 3 percent from full-year 2011 earnings of $3.38 per share. Excluding net integration costs related to the acquisition of Pringles, full-year underlying earnings (non-GAAP) were $3.37 per share, a decrease of 0.3 percent from the full-year results posted last year. Foreign currency translation lowered full-year earnings by $0.06 per share and had no impact on the fourth quarter’s earnings per share.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts – Reported EPS to Underlying EPS

	Quarter ended		Year-to-date period ended
	December 29, 2012	December 31, 2011(a)	December 29, 2012	December 31, 2011(a)
Reported EPS	$(0.09)	$(0.54)	$2.67	$2.38
Mark-to-market (b)	(0.74)	(1.25)	(0.85)	(1.24)

Adjusted EPS (c)	$0.65	$0.71	$3.52	$3.62
Impact of Changes to Pension Accounting (d)	0.03	0.07	0.24	0.24

Comparable EPS before Accounting Change (e)	$0.62	$0.64	$3.28	$3.38
Pringles Integration costs (net of one-time benefits)	(0.05)	—	(0.09)	—

Underlying EPS (f)	$0.67	$0.64	$3.37	$3.38

(a)	Financial results for the quarter and year-to-date periods ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefits accounting.
(b)	Actuarial gains/losses are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points resulting in a net loss. The loss in 2011 resulted from actual asset returns being less than expected and a decline in discount rates.
(c)	Adjusted EPS is a non-GAAP measure that excludes the impact of pension and post-retirement benefits mark-to-market entries and will act as the 2012 base for future comparisons.
(d)	Primarily amortization of actuarial gains and losses not included in reported amounts. This adjustment is required to provide visibility into comparable EPS (non-GAAP).
(e)	Comparable EPS calculated to correspond to previously provided guidance and is a non-GAAP measure.
(f)	Underlying EPS (non-GAAP) eliminates the impact resulting from the adoption of new pension and post-retirement benefits accounting and the impact of integration costs net of one-time benefits related to the Pringles business.

“Kellogg Company delivered strong performance in the fourth quarter, continuing the sequential improvement we’ve seen all year,” said John Bryant, Kellogg Company’s president and chief executive officer. “We met our goals for full-year internal sales, operating profit and earnings per share growth and we made significant investment in future growth. In addition, the Pringles acquisition is an excellent strategic fit and provides significant opportunity in our snacks business across the globe.”

North America

Reported net sales growth for Kellogg North America was 7.5 percent in 2012 and 12.3 percent in the fourth quarter. Internal net sales growth was 3.6 percent for the full year 2012 and 5.5 percent for the fourth quarter. The U.S. Morning Foods and Kashi segment posted internal net sales growth of 2.7 percent in 2012 and 6.3 percent in the fourth quarter. U.S. Snacks posted internal net sales growth of 1.9 percent in 2012 and 0.7 percent growth in the fourth quarter, building on 8.3 percent growth in the fourth quarter of 2011. The U.S. Specialty Channels business posted strong internal net sales growth of 7.4 percent for the full year of 2012 and 10 percent in the fourth quarter. The North America Other business posted internal net sales growth of 7.0 percent for the full-year 2012 and 11.2 percent growth in the fourth quarter.

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North American reported operating profit increased by 1.3 percent and internal operating profit decreased by 1.6 percent in the fourth quarter. North American reported operating profit increased by 2.7 percent for the full-year; full-year internal operating profit declined by 0.3 percent, also due to continued high-levels of commodity inflation, a mid single-digit increase in investment in brand building, and the limited recall in the third quarter.

International

Kellogg International reported net sales growth of 7.7 percent in 2012 and 30.9 percent in the fourth quarter. Full-year internal net sales growth was 0.2 percent and fourth quarter internal net sales growth was 4.8 percent. Internal net sales growth in the Latin American business was 6.7 percent in 2012; internal growth in the fourth quarter was 9.4 percent. Internal net sales in our European business decreased by 3.8 percent in 2012 and increased by 2.7 percent in the fourth quarter; performance in the European business improved sequentially as the year progressed. The Asia Pacific business posted internal net sales growth of 2.7 percent for the full year and 4.6 percent in the fourth quarter.

Kellogg International’s full-year reported operating profit decreased by 14.2 percent and internal operating profit decreased by 16.4 percent. Kellogg International’s fourth quarter reported operating profit declined by 4.7 percent and internal profit declined by 21.9 percent. Latin America’s internal operating profit increased by 19.7 percent in the fourth quarter due to strong sales growth and a relatively easier comparison to the fourth quarter of last year; included in the growth was the impact of higher commodity costs. Europe’s fourth-quarter internal operating profit decreased by 7.7 percent due to significant cost inflation and a continued difficult operating environment. Asia Pacific’s internal operating profit decreased by 72.3 percent in the fourth quarter as the result of up-front costs associated with the closure of a plant in Australia, a double-digit increase in the rate of investment in brand building, and increased cost inflation.

Interest and Tax

Kellogg’s interest expense totaled $66 million in the fourth quarter and was $261 million for the year. Including the impact of the change in accounting for pension and post-retirement benefit plans, the reported effective tax rate was 53 percent for the fourth quarter and 27.4 percent for the full year. Excluding the mark-to-market adjustment, the effective tax rate was 28.9 percent for the year, consistent with guidance.

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Cash flow

Cash flow, a non-GAAP measure defined as cash from operating activities less capital expenditures, was slightly more than $1.2 billion for the full year. Kellogg repurchased approximately $63 million of shares during the year, all in the first quarter.

Kellogg Updates 2013 Earnings Guidance

The Company reaffirmed its guidance for reported net sales growth, which is expected to increase by approximately seven percent in 2013. Kellogg expects full-year reported operating profit to increase at a rate slightly faster than the rate of earnings-per-share growth. Full-year reported earnings per share are anticipated to grow between five and seven percent. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments. Cash flow is expected to be in a range between $1.1 billion and $1.2 billion.

Bryant continued, “We’ve done a lot of work in recent years to set the right foundation: we’ve invested in the business, we’ve adjusted our strategy to focus more on growth, and we have acquired the Pringles business. These have been significant changes for us; we’re confident that they are the right ones and I remain optimistic regarding our potential in the future.”

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on February 5, 2013 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

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About Kellogg Company

With 2012 sales of more than $14 billion, Kellogg Company (NYSE: K) is the world’s leading producer of cereal and a leading producer of snacks and frozen foods. Our well-loved brands, which are produced in 18 countries and marketed in more than 180 countries, include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures either within this release or in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to integrate the Pringles® business and the realization of the anticipated benefits from the acquisition

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in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	December 29, 2012 (a)	December 31, 2011 (b)	December 29, 2012 (a)	December 31, 2011 (b)
Net sales	$3,563	$3,015	$14,197	$13,198

Cost of goods sold	2,387	2,144	8,763	8,046
Selling, general and administrative expense	1,173	1,109	3,872	3,725

Operating profit	3	(238)	1,562	1,427

Interest expense	66	55	261	233
Other income (expense), net	(6)	—	24	(10)

Income before income taxes	(69)	(293)	1,325	1,184
Income taxes	(37)	(98)	363	320
Earnings from joint ventures	—	—	(1)	—

Net income	($32)	($195)	$961	$864

Net loss attributable to noncontrolling interests	—	—	—	(2)

Net income attributable to Kellogg Company	($32)	($195)	$961	$866

Per share amounts:
Basic	($0.09)	($.54)	$2.68	$2.39
Diluted	($0.09)	($.54)	$2.67	$2.38

Dividends per share	$.440	$.430	$1.740	$1.670

Average shares outstanding:
Basic	359	358	358	362

Diluted	359	358	360	364

Actual shares outstanding at year end			361	357

(a)	Financial results for the quarter and year-to-date periods ended December 29, 2012 include the impact of adopting new pension and post-retirement benefit plan accounting.
(b)	Results for the quarter and year-to-date periods ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year-to-date period ended
(Results are unaudited)	December 29, 2012 (a)	December 31, 2011 (b)	December 29, 2012 (a)	December 31, 2011 (b)
Net sales
U.S. Morning Foods & Kashi	$881	$829	$3,707	$3,611
U.S. Snacks	816	702	3,226	2,883
U.S. Specialty	257	219	1,121	1,008
North America Other	360	311	1,485	1,371
Europe	691	494	2,527	2,334
Latin America	285	233	1,121	1,049
Asia Pacific	273	227	1,010	942

Consolidated	$3,563	$3,015	$14,197	$13,198

Operating profit
U.S. Morning Foods & Kashi	$122	$131	$595	$611
U.S. Snacks	116	112	469	437
U.S. Specialty	52	46	241	231
North America Other	58	55	265	250
Europe	51	42	261	302
Latin America	32	24	167	176
Asia Pacific	6	26	85	104

Total Reportable Segments	437	436	2,083	2,111
Corporate	(434)	(674)	(521)	(684)

Consolidated	$3	($238)	$1,562	$1,427

(a)	Financial results for the quarter and year-to-date periods ended December 29, 2012 include the impact of adopting new pension and post-retirement benefit plan accounting.
(b)	Results for the quarter and year-to-date periods ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.

In addition to the change in accounting, the Company also changed the way pension and post-retirement benefit related costs are allocated to its reportable segments. Previously the Company allocated all components of net pension and post-retirement benefit expense (i.e. service cost, interest cost, expected return on assets, amortization of gains/loss and prior service cost) to the individual reportable segment. The Company has changed its allocation methodology whereby the reportable segments will only be allocated service cost and prior service cost. Interest cost, expected return on assets and the annual mark-to-market adjustment are recorded in Corporate.

This change in allocation provides improved transparency into the underlying operating results of the reportable segments. Costs that are more sensitive to changes in actuarial assumptions (including discount rates and expected return on assets) are recorded in Corporate where they are centrally managed.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year ended
	December 29,	December 31,
(unaudited)	2012 (a)	2011 (b)
Operating activities
Net income	$961	$864
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	448	369
Postretirement benefit plan expense	419	684
Deferred income taxes	(159)	(93)
Other	(21)	(115)
Postretirement benefit plan contributions	(51)	(192)
Changes in operating assets and liabilities	161	78

Net cash provided by operating activities	1,758	1,595

Investing activities
Additions to properties	(533)	(594)
Acquisitions, net of cash acquired	(2,668)	—
Other	(44)	7

Net cash used in investing activities	(3,245)	(587)

Financing activities
Net issuances of notes payable	796	189
Issuances of long-term debt	1,727	895
Reductions of long-term debt	(750)	(945)
Net issuances of common stock	229	291
Common stock repurchases	(63)	(798)
Cash dividends	(622)	(604)
Other	—	15

Net cash provided by (used in) financing activities	1,317	(957)

Effect of exchange rate changes on cash and cash equivalents	(9)	(35)

Increase (decrease) in cash and cash equivalents	(179)	16
Cash and cash equivalents at beginning of period	460	444

Cash and cash equivalents at end of period	$281	$460

Supplemental financial data:
Cash Flow (operating cash flow less property additions) (c)	$1,225	$1,001

(a)	Financial resuls for the year-to-date period ended December 29, 2012 include the impact of adopting new pension and and post-retirement benefit plan accounting.
(b)	Results for the year-to-date period ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.
(c)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	December 29,	December 31,
	2012 (a)	2011 (b)
	(unaudited)	*
Current assets
Cash and cash equivalents	$281	$460
Accounts receivable, net	1,454	1,188
Inventories:
Raw materials and supplies	300	247
Finished goods and materials in process	1,065	927
Deferred income taxes	159	149
Other prepaid assets	128	98

Total current assets	3,387	3,069
Property, net of accumulated depreciation of $5,209 and $4,847	3,782	3,281
Goodwill	5,053	3,623
Other intangibles, net of accumulated amortization of $53 and $49	2,359	1,454
Pension	184	150
Other assets	478	366

Total assets	$15,243	$11,943

Current liabilities
Current maturities of long-term debt	$755	$761
Notes payable	1,065	234
Accounts payable	1,402	1,189
Accrued advertising and promotion	517	410
Accrued income taxes	52	66
Accrued salaries and wages	266	242
Other current liabilities	473	411

Total current liabilities	4,530	3,313
Long-term debt	6,082	5,037
Deferred income taxes	536	643
Pension liability	787	560
Nonpension postretirement benefits	414	188
Other liabilities	414	404

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	573	522
Retained earnings	5,615	5,305
Treasury stock, at cost	(2,943)	(3,130)
Accumulated other comprehensive income (loss)	(931)	(1,006)

Total Kellogg Company equity	2,419	1,796
Noncontrolling interests	61	2

Total equity	2,480	1,798

Total liabilities and equity	$15,243	$11,943

*	Condensed from audited financial statements.
(a)	Financial results for the year ended December 29, 2012 include the impact of adopting new pension and post-retirement benefit plan accounting.
(b)	Results for the year ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit Growth to Comparable Internal Operating Profit Growth

	Quarter ended	Year-to-date period ended
	December 29, 2012	December 29, 2012
Reported Operating Profit Growth	101.2%	9.5%
Acquisitions/Dispositions	19.3%	8.6%
Integration costs	-11.4%	-5.4%
Foreign currency	-1.0%	-1.2%

Internal Operating Profit Growth	94.3%	7.5%
Mark-to-market (a)	103.9%	13.2%

Adjusted Operating Profit Growth (b)	-9.6%	-5.7%
Impact of Changes to Pension Accounting (c)	-2.0%	0.2%

Comparable Internal Operating Profit Growth (d)	-7.6%	-5.9%

(a)	Actuarial gains/losses are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points resulting in a net loss.
(b)	Adjusted Operating Profit Growth is a non-GAAP measure that excludes the impact of pension and post-retirement benefits mark-to-market entries and will act as the 2012 base for future comparisons.
(c)	Primarily amortization of actuarial gains and losses not included in reported amounts. This adjustment is necessary to provide visibility into comparable operating profit growth (non-GAAP).
(d)	Comparable Internal Operating Profit Growth calculated to correspond to previously provided guidance. This measure eliminates the impact resulting from the adoption of new pension and post-retirement benefits accounting and is a non-GAAP measure.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Fourth quarter of 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 net sales	$881	$816	$257	$360	$2,314	$691	$285	$273	$—	$3,563

2011 net sales	$829	$702	$219	$311	$2,061	$494	$233	$227	$—	$3,015

% change —2012 vs. 2011:
Volume (tonnage) (c)					3.4%	-.1%	-.6%	6.4%	—	2.6%
Pricing/mix					2.1%	2.8%	10.0%	-1.8%	—	2.7%

Subtotal—internal business (d)	6.3%	.7%	10.0%	11.2%	5.5%	2.7%	9.4%	4.6%	—	5.3%
Acquisitions (e)	—%	15.5%	7.3%	3.5%	6.6%	37.8%	10.4%	20.2%	—	13.0%
Dispositions (f)	—%	—%	—%	—%	—%	—%	—%	-3.7%	—	-.3%
Integration impact (g)	—%	—%	—%	—%	—%	—%	—%	-.4%	—	—%
Foreign currency impact	—%	—%	—%	1.2%	.2%	-.6%	2.2%	-.2%	—	.2%

Total change	6.3%	16.2%	17.3%	15.9%	12.3%	39.9%	22.0%	20.5%	—	18.2%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2012 operating profit (a)	$122	$116	$52	$58	$348	$51	$32	$6	$(434)	$3

2011 operating profit (b)	$131	$112	$46	$55	$344	$42	$24	$26	$(674)	$(238)

% change - 2012 vs. 2011:
Internal business (d)	-6.9%	-1.7%	9.0%	2.3%	-1.6%	-7.7%	19.7%	-72.3%	36.6%	94.3%
Acquisitions (e)	—%	13.8%	4.5%	3.8%	5.7%	49.0%	15.5%	6.5%	-.4%	18.2%
Dispositions (f)	—%	—%	—%	—%	—%	—%	—%	8.8%	—%	1.1%
Integration impact (g)	—%	-9.2%	—%	—%	-3.0%	24.4%	-1.2%	-12.6%	-.4%	-11.4%
Foreign currency impact	—%	—%	—%	1.5%	.2%	4.7%	2.2%	-6.7%	-.4%	-1.0%

Total change	-6.9%	2.9%	13.5%	7.6%	1.3%	21.6%	36.2%	-76.3%	35.4%	101.2%

(a)	Financial results for the quarter ended December 29, 2012 include the impact of adopting new pension and post-retirement benefit plan accounting.
(b)	Financial results for the quarter ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(e)	Impact of results for the quarter ended December 29, 2012 from the acquisition of Pringles.
(f)	Impact of results for the quarter ended December 29, 2012 from the divestiture of Navigable Foods.
(g)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 net sales	$3,707	$3,226	$1,121	$1,485	$9,539	$2,527	$1,121	$1,010	$—	$14,197

2011 net sales	$3,611	$2,883	$1,008	$1,371	$8,873	$2,334	$1,049	$942	$—	$13,198

% change - 2012 vs. 2011:
Volume (tonnage) (c)					—%	-4.8%	-2.2%	4.5%	—	-.8%
Pricing/mix					3.6%	1.0%	8.9%	-1.8%	—	3.3%

Subtotal - internal business (d)	2.7%	1.9%	7.4%	7.0%	3.6%	-3.8%	6.7%	2.7%	—	2.5%
Acquisitions (e)	—%	10.0%	3.8%	1.8%	4.0%	16.6%	4.2%	10.9%	—	6.7%
Dispositions (f)	—%	—%	—%	—%	—%	—%	—%	-3.4%	—	-.2%
Integration impact (g)	—%	—%	—%	—%	—%	—%	—%	-.1%	—	—%
Foreign currency impact	—%	—%	—%	-.5%	-.1%	-4.5%	-4.1%	-2.8%	—	-1.4%

Total change	2.7%	11.9%	11.2%	8.3%	7.5%	8.3%	6.8%	7.3%	—	7.6%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 operating profit (a)	$595	$469	$241	$265	$1,570	$261	$167	$85	$(521)	$1,562

2011 operating profit (b)	$611	$437	$231	$250	$1,529	$302	$176	$104	$(684)	$1,427

% change - 2012 vs. 2011:
Internal business (d)	-2.7%	-.8%	1.2%	5.2%	-.3%	-15.8%	-3.7%	-28.7%	29.3%	7.5%
Acquisitions (e)	—%	12.4%	3.1%	1.7%	4.3%	12.6%	2.6%	7.6%	-.8%	7.8%
Dispositions (f)	—%	—%	—%	—%	—%	—%	—%	9.7%	—%	.8%
Integration impact (g)	—%	-4.3%	—%	—%	-1.2%	-8.0%	-.4%	-4.5%	-4.1%	-5.4%
Foreign currency impact	.0%	—%	—%	-.7%	-.1%	-2.3%	-3.5%	-2.5%	-.6%	-1.2%

Total change	-2.7%	7.3%	4.3%	6.2%	2.7%	-13.5%	-5.0%	-18.4%	23.8%	9.5%

(a)	Financial results for the year ended December 29, 2012 include the impact of adopting new pension and post-retirement benefit plan accounting.
(b)	Financial results for the year ended December 31, 2011 have been re-cast to include the impact of adopting new pension and post-retirement benefit plan accounting.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(e)	Impact of results for the year ended December 29, 2012 from the acquisition of Pringles.
(f)	Impact of results for the year ended December 29, 2012 from the divestiture of Navigable Foods.
(g)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended December 29, 2012			Year-to-date period ended December 29, 2012
	Cost of goods sold (a)	Selling, general and administrative expense	Total	Cost of goods sold (a)	Selling, general and administrative expense	Total
2012
U.S. Morning Foods & Kashi	$4	$1	$5	$11	$5	$16
U.S. Snacks	2	(2)	—	6	4	10
U.S. Specialty	—	—	—	—	1	1
North America Other	3	—	3	5	1	6
Europe	—	—	—	3	—	3
Latin America	1	1	2	1	1	2
Asia Pacific	17	—	17	17	1	18
Corporate	—	—	—	—	—	—

Total	$27	$—	$27	$43	$13	$56

	Quarter ended December 31, 2011			Year-to-date period ended December 31, 2011
	Cost of goods sold (a)	Selling, general and administrative expense	Total	Cost of goods sold (a)	Selling, general and administrative expense	Total
2011
U.S. Morning Foods & Kashi	$1	$1	$2	$7	$4	$11
U.S. Snacks	2	2	4	7	17	24
U.S. Specialty	—	—	—	—	1	1
North America Other	2	1	3	5	1	6
Europe	3	1	4	15	1	16
Latin America	—	—	—	—	1	1
Asia Pacific	—	—	—	2	—	2
Corporate	—	—	—	—	—	—

Total	$8	$5	$13	$36	$25	$61

2012 Variance - better(worse) than 2011
U.S. Morning Foods & Kashi	$(3)	$—	$(3)	$(4)	$(1)	$(5)
U.S. Snacks	—	4	4	1	13	14
U.S. Specialty	—	—	—	—	—	—
North America Other	(1)	1	—	—	—	—
Europe	3	1	4	12	1	13
Latin America	(1)	(1)	(2)	(1)	—	(1)
Asia Pacific	(17)	—	(17)	(15)	(1)	(16)
Corporate	—	—	—	—	—	—

Total	$(19)	$5	$(14)	$(7)	$12	$5

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.
(a)	Includes expense associated with capital projects across our supply chain network incurred primarily in North America.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended December 29, 2012					Year-to-date period ended December 29, 2012
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/ Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/ Expense	Total
2012
U.S. Snacks	$—	$—	$9	$—	$9	$—	$—	$18	$—	$18
Europe	—	—	10	—	10	—	1	23	—	24
Latin America	—	—	1	—	1	—	—	1	—	1
Asia Pacific	1	1	2	—	4	1	1	3	—	5
Corporate	—	—	3	—	3	—	—	28	5	33

Total	$1	$1	$25	$—	$27	$1	$2	$73	$5	$81

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business. No transaction costs were incurred during the quarter ended December 29, 2012.

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